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                                                                    EXHIBIT 8.1



                    SUBSIDIARIES OF DF CHINA TECHNOLOGY, INC.




                                                  Country of
Name of subsidiary                                incorporation      Proportion of ownership
------------------                                -------------      -----------------------
DiChain Software Systems (Shenzhen) Limited       The PRC            100%

Dransfield Paper (Hong Kong) Trading Limited      Hong Kong          100%

Guangzhou Dransfield Paper Ltd.                   The PRC            100%